Exhibit 23(e)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 17, 2021, relating to the financial statements of Southwestern Public Service Company appearing in the Annual Report on Form 10-K of Southwestern Public Service Company for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
April 22, 2021